     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 1999



                                                      REGISTRATION NO. 333-79947

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                       REGISTRATION STATEMENT ON FORM S-3
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              AEP INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                           22-1916107
  (State or other jurisdiction of Incorporation)                 (I.R.S. Employer ID No.)

                              125 PHILLIPS AVENUE
                    SOUTH HACKENSACK, NEW JERSEY 07606-1546
                                 (201) 641-6600
   (Address and telephone number of registrant's principal executive offices)

                                 PAUL M. FEENEY
                            CHIEF FINANCIAL OFFICER
                              125 PHILLIPS AVENUE
                    SOUTH HACKENSACK, NEW JERSEY 07606-1546
                                 (201) 641-6600
              (Address and telephone number of agent for service)
                            ------------------------

                                   COPIES TO:

              PAUL E. GELBARD, ESQ.                              WINTHROP B. CONRAD, JR.
       BACHNER, TALLY, POLEVOY & MISHER LLP                       DAVIS POLK & WARDWELL
                380 MADISON AVENUE                                 450 LEXINGTON AVENUE
             NEW YORK, NEW YORK 10017                            NEW YORK, NEW YORK 10017
                  (212) 687-7000                                      (212) 450-4000

    APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

        CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

                                                                             PROPOSED
                                                                        MAXIMUM AGGREGATE    PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                   AMOUNT TO BE         PRICE PER           AGGREGATE           AMOUNT OF
           SECURITIES TO BE REGISTERED                REGISTERED(1)        SECURITY(2)        OFFERING PRICE     REGISTRATION FEE
Common Stock, $.01 par value......................   2,774,741 shares        $37.1875        $103,185,680.94        $28,685.62

(1) Includes 361,923 shares to cover the Underwriters' over-allotment option.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low price of the common stock on the Nasdaq National Market on June 1, 1999.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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
                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:


SEC Registration Fee...........................................................  $28,685.62
Accounting Fees and Expenses...................................................   75,000.00
Legal Fees and Expenses........................................................   85,000.00
NASD filing fee................................................................   10,818.57
Printing.......................................................................   95,000.00
Miscellaneous Expenses.........................................................    5,495.81
                                                                                 ----------
Total..........................................................................  $300,000.00
                                                                                 ----------
                                                                                 ----------



Item 15. Indemnification of Directors and Officers.


The Certificate of Incorporation and By-Laws of Registrant provide that Registrant shall indemnify its officers and directors to the full extent permitted by the Delaware General Corporation Law.

Reference is hereby made to Section 145 of the Delaware General Corporation Law relating to the indemnification of officers and directors, which Section is hereby incorporated herein by reference.

The Registrant also has officers and directors liability insurance covering its officers and directors.

Item 16. Exhibits.


1.1 - Form of Underwriting Agrement



5.1 - Opinion of Bachner, Tally, Polevoy & Misher LLP


10.(j)(1) - Governance Agreement, dated as of June 20, 1996, without exhibits, between Registrant and Borden, Inc.(1)

10.(j)(2) - Amendment No. 1, dated as of October 11, 1996, to the Governance Agreement, dated as of June 20, 1996, between the Registrant and Borden, Inc.(2)


23.1 - Consent of Arthur Andersen LLP*


23.2 - Consent of Bachner, Tally, Polevoy & Misher LLP--included in Exhibit 5.1


24 - Power of Attorney--included on II-3*


------------------------


*   Previously filed.


(1) Incorporated by reference to Exhibit C-2 to Registrant's report on Form 8-K, dated June 20, 1996.

(2) Incorporated by reference to Exhibit 2(b) to Registrant's report on Form 8-K, dated October 11, 1996.

Item 17. Undertakings

Undertaking Required by Regulation S-K, Item 512(a).

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Undertaking Required by Regulation S-K, Item 512(b).

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof. Undertaking required by Regulation S-K, Item 512(h).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York on the 22nd day of June, 1999.



                                AEP INDUSTRIES INC.

                                By:  /s/ J. BRENDAN BARBA
                                     -----------------------------------------
                                     J. Brendan Barba
                                     CHAIRMAN OF THE BOARD, PRESIDENT AND
                                     PRINCIPAL EXECUTIVE OFFICER

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.


             NAME                          TITLE                    DATE
------------------------------  ---------------------------  -------------------
     /s/ J. BRENDAN BARBA       Chairman of the Board,
------------------------------    President and Principal       June 22, 1999
       J. Brendan Barba           Executive Officer

      /s/ PAUL M. FEENEY        Executive Vice President,
------------------------------    Principal Financial           June 22, 1999
        Paul M. Feeney            Officer and Director

     /s/ LAWRENCE R. NOLL       Controller, Principal
------------------------------    Accounting Officer and        June 22, 1999
       Lawrence R. Noll           Director

              *                 Director
------------------------------                                  June 22, 1999
         Kenneth Avia

              *                 Director
------------------------------                                  June 22, 1999
        William Carter

              *                 Director
------------------------------                                  June 22, 1999
       Paul E. Gelbard

              *                 Director
------------------------------                                  June 22, 1999
       C. Robert Kidder

              *                 Director
------------------------------                                  June 22, 1999
      Clifton S. Robbins

              *                 Director
------------------------------                                  June 22, 1999
         Lee Stewart

              *                 Director
------------------------------                                  June 22, 1999
       Scott A. Stuart



                   /s/ PAUL M. FEENEY
           ----------------------------------
                     Paul M. Feeney
  *                (ATTORNEY IN FACT)